UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2019

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	RHT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 15, 2019, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”) approved the following actions for the executive compensation program for the Company’s fiscal year ending February 29, 2020 (“FY2020”):

•	established the annual base salaries of the Company’s principal executive officer, principal financial officer and other named executive officers (collectively, the “Executive Officers”);

•	established the target award amounts for the Executive Officers under the Company’s Executive Variable Compensation Plan (the “EVC Plan”);

•	established the performance objectives that will be used to determine the cash award amounts for the Executive Officers for FY2020 under the EVC Plan; and

•	approved a new form of award agreement to be used in connection with grants of restricted stock awards (“RSAs”) approved by the Committee.

Additionally, the Committee approved a form of cash retention award agreement to be used in connection with cash retention awards (“Retention Payments”) to certain of the Executive Officers.

Executive Base Salaries

The annual base salaries for the Executive Officers are set forth on Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

FY2020 Target Award Amounts under the EVC Plan

The target award amounts under the EVC Plan for FY2020 for the Executive Officers are set forth on Exhibit 99.1 to this Form 8-K. For a discussion of the EVC Plan, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2007 (the “May 2007 Form 8-K”).

FY2020 Performance Objectives under the EVC Plan

The financial performance objectives for FY2020 under the EVC Plan are based upon achievement of (a) a specified dollar amount of total revenues, (b) a specified dollar amount of cash flow from operations and (c) a specified percentage of operating margin, excluding the impact of expense related to share-based payment arrangements and the amortization of intangible assets. The operating margin performance objective is considered a non-GAAP financial measure.

The revenue and operating margin performance objectives are based on a Euro/U.S. dollar exchange rate of 1.14 Euro: U.S. $1.00 and a yen/ U.S. dollar exchange rate of 111 yen: U.S. $1.00, and these objectives are subject to adjustment if actual exchange rates for these currencies differ from these assumed rates by 2% or more. Additionally, the following items will be excluded in determining whether any financial performance objective has been satisfied for FY2020: the impact of acquisitions and divestitures approved by the Company’s Board of Directors, including the transaction contemplated by the Agreement and Plan of Merger by and among International Business Machines Corporation (“IBM”), Socrates Acquisition Corp. and the Company, dated as of October 28, 2018 (the “IBM Acquisition”), goodwill write-offs, restructuring charges, litigation and insurance settlement charges, the impact of discontinued operations and the cumulative effect of changes in tax laws or accounting procedures. The Committee has reserved the right to exercise negative discretion to limit or forego any of these exclusions and may adjust any financial performance objective for FY2020 in its discretion as permitted by Section VIII of the EVC Plan. For a discussion of the EVC Plan, see the May 2007 Form 8-K.

The Committee determined that 75% of a participant’s target award amount will be based upon the financial performance objectives discussed above, and 25% of a participant’s target award amount will be based on individual performance objectives or the achievement of individual goals, which may be objectively or subjectively determined (the “Individual Objectives”). Individual Objectives relate to strategy development, planning and/or implementation, corporate initiatives, executive development, operational improvements and the IBM Acquisition. The Committee determined that each of the financial performance objectives discussed above will be weighted equally in calculating the financial component of the award, and, with respect to each financial metric and the Individual Objectives metric payments range from 0 – 50% of the total target award per metric. The target award amounts approved by the Committee for the Executive Officers are set forth on Exhibit 99.1 of this Form 8-K.

The Committee also provided for determination of attainment of the performance objectives and payouts earned (the “Committee Determination”) as of the closing date of the IBM Acquisition (the “Closing Date”) to be made without audited financial statements in the event that the Closing Date occurs prior to the end of FY2020. If this occurs, the Committee may provide for payment of awards to be made at the greater of the target or actual level of performance, which amount shall be pro-rated for the portion of FY2020 which has elapsed as of the Closing Date, promptly after the Committee Determination.

RSAs

The Committee authorized the grant to each Executive Officer of an RSA award, subject to the terms and conditions of the form of RSA Agreement (the “RSA Agreement”) approved by the Committee on May 15, 2019. The new form of RSA Agreement removes the performance condition and modifies the definition of Good Reason to reflect certain aspects of the Executive Officer’s role in the combined business following the closing of the IBM Acquisition. The restricted stock generally vests in three equal increments on each of the first three anniversaries of the grant date over a three–year period, provided that the executive remains continuously employed by the Company through the applicable vesting date.

If a Change in Control occurs, and provided the executive remains continuously employed through the applicable vesting date, the RSAs may be either (i) “continued, assumed, converted or substituted for” immediately following the Change in Control, and if within one year of the Change in Control, the executive’s Business Relationship is terminated by the Company or its successor without Good Cause or by the executive for Good Reason (as all such terms are defined in the RSA Agreement), all of the restricted stock vests, or (ii) all of the restricted stock shall be vested immediately prior to the Change in Control. Any unvested RSAs will be assumed in the IBM Acquisition.

The foregoing description of the terms of the RSA Agreement does not purport to be complete and is qualified in its entirety by the provisions of the form of RSA Agreement filed as Exhibit 99.2 to this Form 8-K and incorporated by reference herein.

Retention Payments

The Committee approved (i) Retention Payments to certain of the Executive Officers under a special bonus program created by the Company to assist in retaining key employees in the period through and after the closing of the IBM Acquisition and (ii) the form of award agreement to be used for such Retention Payments to the Executive Officers. The Retention Payments amounts for each of the Executive Officers who received such awards are set forth on Exhibit 99.1 of this Form 8-K. The award provides for vesting in two installments with the first installment of 75% of the Retention Payment vesting on the Closing Date and the second installment of 25% of the Retention Payment vesting on the six-month anniversary of the Closing Date. In order to receive a Retention Payment installment, the Executive Officer must remain continuously employed by the Company or at an affiliate of the Company through the applicable vesting date. In the event that the Executive Officer is involuntarily terminated without Cause (as such term is defined in the cash retention award agreement) after the Closing Date and prior to payment in full of the Retention Payment, the Executive Officer will receive any unpaid portion of the Retention Payment. The foregoing description of the terms of the award agreement for the Retention Payments does not purport to be complete and is qualified in its entirety by the provisions of the form of cash retention award agreement filed as Exhibit 99.3 to this Form 8-K and incorporated by reference herein.

Capitalized terms not defined in this Form 8-K are defined in the applicable award agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Executive Base Salaries, Target Award Amounts under Red Hat, Inc.’s Executive Variable Compensation Plan for the Fiscal Year Ending February 29, 2020, RSA Award Amounts and Amounts for Executive Cash Retention Awards

99.2	Form of Restricted Stock Award Agreement adopted May 15, 2019

99.3	Form of Cash Retention Award Agreement adopted May 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	RED HAT, INC.

	By:	/s/ Thomas I. Savage
	Name:	Thomas I. Savage
	Title:	Assistant Secretary